Exhibit 10.2

AMENDMENT LETTER

To:           Inspired Entertainment, Inc.

c/o Ground Floor

3 The Maltings

Wetmore Road

Burton on Trent

Staffordshire

DE141SE

(as the Parent acting for itself and as Obligors’ Agent) (the “Parent”)

24th April 2019

Dear Sirs

REVOLVING FACILITIES AGREEMENT DATED 13 AUGUST 2018 AND MADE BETWEEN, AMONGST OTHERS, INSPIRED ENTERTAINMENT, INC (AS PARENT), LLOYDS BANK PLC (AS ARRANGER, ORIGINAL LENDER AND AGENT) AND CORTLAND CAPITAL MARKET SERVICES LLC (AS SECURITY AGENT) AS AMENDED ON 25 SEPTEMBER 2018 AND AS FURTHER AMENDED, RESTATED, SUPPLEMENTED OR VARIED FROM TIME TO TIME PRIOR TO THE DATE OF THIS LETTER (THE “FACILITIES AGREEMENT”)

1.	DEFINITIONS AND CAPACITY

1.1	Unless a contrary intention is indicated, terms used in this letter shall have the meaning given to them in the Facilities Agreement. References to Clauses, Paragraphs, and Schedules are references to Clauses and Paragraphs of and Schedules to the Facilities Agreement unless otherwise specified.

1.2	In addition:

“Effective Date” means the date on which the Agent receives a copy of this letter duly signed by the Parent; and

“Party” means a party to this letter.

2.	DESIGNATION

2.1	This letter is a Finance Document.

2.2	This letter constitutes an amendment letter as contemplated by Clause 39 (Amendments and waivers).

3.	AMENDMENT

3.1	The Parties agree that the Facilities Agreement shall be amended in accordance with paragraph 3.2 below by:

(a)	amending Clause 1.1 (Definitions) to add the following definition in appropriate alphabetical order:

““Project Alabama” means the consolidation of the Birmingham, Bangor, London, Wolverhampton and Burton-on-Trent offices into a new office in Burton-on-Trent.”

(b)	deleting paragraph (b) of Clause 15.1 (Commitment fee) and replacing it with:

(b)	The accrued commitment fee is payable on the Closing Date and after the Closing Date on the last day of each successive period of three Months which ends during the relevant Availability Period on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.”

(c)	adding the following words after the words “new customer or geographical markets” at the end of paragraph (b) of the definition of “Consolidated Growth Capital Expenditures” in Clause 24.1 (Financial definitions):

“(including the first $1,500,000 of capital expenditures made pursuant to the expansion and/or upgrading of Parent’s corporate headquarters in connection with Project Alabama).”

(d)	deleting subsection (i)(b)(1) of the definition of “Fixed Charge Cover Ratio” in Clause 24.1 (Financial definitions) and replacing it with:

“(1) cash expenditures in an amount not to exceed (x) $6,000,000 in any Relevant Period ending on or before 30 September 2019 in respect of any extraordinary, exceptional or unusual items (including fees, costs and expenses associated with Project Alabama), (y) $5,500,000 in any Relevant Period ending on 31 December 2019, 31 March 2020 and 30 June 2020 in respect of any extraordinary, exceptional or unusual items (including fees, costs and expenses associated with Project Alabama) and (z) $2,000,000 for any Relevant Period ending on 31 December 2020 and thereafter in respect of any extraordinary, exceptional or unusual items,”

(e)	deleting “$5,000,000” in the final line of paragraph (c) of Clause 24.2 (Financial condition) and replacing it with “£5,000,000”.

3.2	The amendment set out in paragraph 3.1 above shall be effective from the Effective Date.

4.	CONFIRMATIONS

4.1	The Parent (for itself and as Obligors’ Agent for and on behalf of each other Obligor) confirms that, notwithstanding the amendment effected by this letter:

(a)	each of the Transaction Security Documents will remain in full force and effect and will continue to constitute legal, valid and binding obligations of the Obligors (subject to all necessary registrations of the Transaction Security Documents) enforceable in accordance with their terms; and

(b)	each of the security interests created by the Transaction Security Documents will continue in full force and effect.

4.2	The Parent (for itself and as Obligors’ Agent for and on behalf of each other Obligor) confirms that, notwithstanding the amendment to the Facilities Agreement being effected by this letter, the guarantee and indemnity given by it in Clause 21 (Guarantee and Indemnity) will remain in full force and effect and will continue to constitute its legal, valid and binding obligations enforceable in accordance with its terms.

5.	CONTINUANCE OF THE FACILITIES AGREEMENT

5.1	Save as expressly amended by this letter, all terms and conditions contained in the Facilities Agreement and the other Finance Documents shall remain in full force and effect. The Facilities Agreement and this letter shall after the Effective Date be read and construed as one document and references in the Facilities Agreement and in each Finance Document to the Facilities Agreement shall be read and construed as references to the Facilities Agreement as amended by this letter. If there is any inconsistency between paragraph 3 of this letter and the Facilities Agreement, the terms of this letter shall prevail.

5.2	The Parent (for itself and as Obligors’ Agent for and on behalf of each other Obligor) confirms its knowledge and acceptance of the Facilities Agreement as amended by this letter with effect from the Effective Date and agrees that, with effect from the Effective Date, it will be bound by the terms of the Facilities Agreement as amended by this letter.

6.	REPEATING REPRESENTATIONS

6.1	The Repeating Representations are deemed to be repeated by the Parent (for itself and as Obligors’ Agent for and on behalf of each other Obligor) as at the date of this letter and as at the Effective Date.

6.2	The Parent (for itself and as Obligors’ Agent for and on behalf of each other Obligor) acknowledges that the Lenders have entered into this letter in full reliance on the representations and warranties made by it in the terms stated in this paragraph 6.

7.	FURTHER ASSURANCE

The Parent shall, and the Parent shall procure that each other member of the Group shall, at the request of the Agent and at its own expense, do all such acts and things necessary to give full effect to the amendment to the Facilities Agreement effected or to be effected pursuant to this letter.

8.	FEES, COSTS AND EXPENSES

8.1	The Parent shall, or shall procure than another Obligor shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including agreed legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) together with any VAT thereon incurred by them in connection with the negotiation, preparation and execution of this letter.

9.	AFFIRMATION

9.1	For the avoidance of doubt, no waivers are given under this letter in respect of any breach of, or Default under, the Facilities Agreement or any other Finance Document at any time.

9.2	This letter is delivered without prejudice to any rights the Finance Parties may have at any time now or in the future in relation to any outstanding Default or any other circumstances or matters other than as specifically referred to in this letter (and whether subsisting at the date of this letter or otherwise), which rights shall remain in full force and effect.

10.	COUNTERPARTS

This letter may be executed in any number of counterparts, each of which when executed shall be an original but all of which when taken together shall constitute a single instrument.

11.	GOVERNING LAW AND JURISDICTION

11.1	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.2	Clause 45 (Enforcement) of the Facilities Agreement shall apply to this letter as if set out in full in this letter and as if reference in those provisions to this “Agreement” were a reference to this letter.

Please sign and return the attached copy of this letter to indicate your acknowledgement, and acceptance, of the terms of this letter.

Hogan Lovells

Yours faithfully

/s/ Steven O’Kelly
for and on behalf of
Lloyds Bank plc
as Agent for and on behalf of the Finance Parties

Hogan Lovells

We hereby accept the amendment contain in your letter dated 24 April 2019 of which this is a duplicate and confirm our agreement to the terms and conditions therein contained.

/s/ Stewart Baker (signature)
Stewart Baker (name)
24 April 2019 (date)

Hogan Lovells